               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

          ------------------------------------------------

                            FORM 8-K
                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): December 21, 1994
                                                  -----------------


                 MERCANTILE BANCORPORATION INC.
     ------------------------------------------------------
     (Exact name of Registrant as specified in its charter)


      Missouri              0-6045               43-0951744
   ---------------      ----------------      ----------------
   (State or other      (Commission File      (I.R.S. Employer
   jurisdiction of           Number)           Identification
    organization)                                  Number)


    P.O. Box 514, St. Louis, Missouri                  63166-0524
- ---------------------------------------                ----------
(Address of principal executive office)                (Zip Code)


Registrant's telephone number, including area code (314) 425-2525
                                                   --------------

ITEM 5.   OTHER EVENTS.
- ----------------------

          Description of Terms of Proposed Agreement with
TCBankshares, Inc.  On December 2, 1994, Mercantile
Bancorporation Inc., a Missouri corporation ("MBI"), and
TCBankshares, Inc., an Arkansas corporation ("TCB"), executed an Agreement and Plan of Reorganization (the "Merger Agreement"), whereby TCB will be merged with and into a wholly owned subsidiary of MBI to be incorporated under the laws of the State of Arkansas.

          Under the terms of the Merger Agreement, the holders of TCB common stock, $50.00 par value ("TCB Common Stock"), will receive an aggregate of 4,750,000 shares of MBI common stock, $5.00 par value ("MBI Common Stock"), the holders of TCB Series A preferred stock, $10.00 par value, will receive an aggregate of 5,306 shares of MBI Series B-1 preferred stock, no par value, and the holders of TCB Series B preferred stock, $10.00 par value, will receive an aggregate of 9,500 shares of MBI Series B-2 preferred stock, no par value.

          Consummation of the Merger is subject to certain conditions, including: (i) receipt of requisite approval of the shareholders of TCB of the Merger Agreement as required under Arkansas law and the charter documents of TCB; (ii) receipt of the approval of the Federal Reserve Board and various other federal and state regulatory authorities; (iii) registration of the shares of MBI Common Stock to be issued pursuant to the Merger under the Securities Act of 1933, as amended, and all applicable state securities laws; (iv) receipt of an opinion of counsel that the Merger will qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended; and (v) satisfaction of certain other closing conditions. Each of the shareholders of the TCB Common Stock and the shareholders of the TCB Preferred Stock have executed an agreement with MBI whereby each such shareholder has agreed to vote all shares of TCB Common Stock and TCB Preferred Stock owned by him in favor of the approval of the Merger Agreement.

          TCB is a multi-bank holding company located in North Little Rock, Arkansas and owns all or substantially all of the outstanding capital stock of six banks situated throughout north, central and eastern Arkansas. At September 30, 1994, TCB reported approximately $1.4 billion in consolidated total assets.

          For additional information regarding the Merger
Agreement, please refer to the exhibits to this Current Report on Form 8-K, which are incorporated by reference herein.

          Historical Financial Statements of TCB. TCB's historical financial statements as of and for the year ended December 31, 1993 with the notes thereto and the auditors' report covering such financial statements are included as part of this report. In addition, the unaudited interim financial statements of TCB as of September 30, 1994 and for the nine months ended September 30, 1994 and 1993 are included in this report.

                Report of Independent Auditors

The Board of Directors and Shareholders
TCBankshares, Inc.

We have audited the accompanying consolidated balance sheets of TCBankshares, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of TCBankshares, Inc. and subsidiaries at December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.



March 7, 1994

/s/ Ernst & Young LLP

                                    TCBankshares, Inc.

                               Consolidated Balance Sheets

                                                                 December 31
                                                          1993                1992
                                                ---------------------------------------
Assets
Cash and due from banks (Note 15)                 $   36,014,642       $   38,402,264
Federal funds sold                                     9,225,000            7,825,000
                                                ---------------------------------------
Total cash and cash equivalents                       45,239,642           46,227,264

Interest bearing deposits with other banks             1,292,524            4,758,262

Investment securities (estimated market value:
 1993--$590,576,558; 1992--$554,677,360)
 (Notes 3 and 16)                                    576,885,431          544,162,081

Loans (Notes 4, 9, 10, 11, and 16):
 Commercial, financial and agricultural              152,431,890          133,073,546
 Real estate--construction                           101,207,379           83,593,120
 Real estate--mortgage                               178,204,206          159,813,884
 Installment                                         131,739,175           88,926,602
                                                ---------------------------------------
Total loans                                          563,582,650          465,407,152
Less:
 Unearned income                                      (1,585,040)          (2,219,361)
 Allowance for loan losses (Note 4)                   (7,922,797)          (7,134,801)
                                                ---------------------------------------
Net loans                                            554,074,813          456,052,990

Premises and equipment, net (Note 5)                  26,472,758           20,825,702

Accrued interest receivable                            9,189,356            9,630,415

Intangible assets, less accumulated amortization
 (1993--$3,373,498; 1992--$3,041,860)                  4,428,366            4,760,004

Deferred income taxes (Note 8)                         2,412,262            2,726,022

Other real estate owned                                2,464,485            3,441,695

Other assets                                           2,827,074            3,167,244
                                                ---------------------------------------
Total assets                                      $1,225,286,711       $1,095,751,679
                                                =======================================



                                                                                   December 31
                                                                              1993              1992
                                                                      ------------------------------------
Liabilities and shareholders' equity
Noninterest bearing deposits                                            $  118,641,794    $  106,841,560
Interest bearing deposits                                                  966,833,570       873,835,485
                                                                      ------------------------------------
Total deposits (Notes 6 and 16)                                          1,085,475,364       980,677,045

Federal funds purchased and securities sold under
 agreements to repurchase                                                   35,346,432        24,130,052
Notes payable (Note 7)                                                       7,494,500         8,240,000
Accrued interest payable                                                     4,703,895         4,250,820
Other liabilities (Notes 14 and 16)                                          3,712,970         3,796,694
Capital notes (Note 7)                                                         157,500           175,000
                                                                      ------------------------------------
Total liabilities                                                        1,136,890,661     1,021,269,611

Commitments (Note 9)

Shareholders' equity (Notes 2, 7 and 12):
   Preferred stock, Series A, non-cumulative, non-voting,
    $10 par value; liquidation value--$500 per share:
      Authorized shares--5,500;
      Issued and outstanding shares--5,306                                      53,060            53,060
   Preferred stock, Series B, 8.5%, cumulative, non-voting,
    $10 par value; liquidation value--$1,000 per share:
      Authorized shares--9,500;
      Issued and outstanding shares--9,500                                      95,000            95,000
   Common stock, $50 par value:
    Authorized shares--5,500
    Issued and outstanding shares--2,131.74                                    106,587           106,587
   Capital surplus:
    Common stock                                                             9,181,762         9,181,762
    Preferred stock                                                         12,004,940        12,004,940
   Retained earnings                                                        66,954,701        53,040,719
                                                                      ------------------------------------
Total shareholders' equity                                                  88,396,050        74,482,068
                                                                      ------------------------------------
Total liabilities and shareholders' equity                              $1,225,286,711    $1,095,751,679
                                                                      ====================================

See accompanying notes.

                                                         TCBankshares, Inc.

                                                 Consolidated Statements of Income


                                                                      Year ended December 31
                                                            1993              1992              1991
                                                      ---------------------------------------------------
Interest income:
 Loans, including fees                                  $42,067,313       $40,305,830       $43,754,310
 Investment securities:
  Taxable                                                31,074,144        30,959,869        23,609,326
  Tax-exempt                                              5,741,381         5,234,755         5,123,004
 Other                                                      383,430           687,277         1,833,095
                                                      ---------------------------------------------------
Total interest income                                    79,266,268        77,187,731        74,319,735
Interest expense (Note 13):
 Deposits                                                32,353,747        34,229,856        40,529,750
 Other                                                    1,558,317         1,531,542         1,870,429
                                                      ---------------------------------------------------
Total interest expense                                   33,912,064        35,761,398        42,400,179
                                                      ---------------------------------------------------
Net interest income                                      45,354,204        41,426,333        31,919,556
Provision for loan losses (Note 4)                        1,224,309         2,085,784         2,150,834
                                                      ---------------------------------------------------
Net interest income after provision for loan losses      44,129,895        39,340,549        29,768,722
Other income:
 Service charges on deposit accounts                      5,470,535         4,803,668         4,469,073
 Investment securities gains, net (Note 3)                1,379,402         2,633,851           567,551
 Trust fees                                                 792,896           686,351           603,637
 Gain on sale of loans                                      880,546           318,858           118,057
 Other                                                    3,011,073         1,795,383         2,165,100
                                                      ---------------------------------------------------
                                                         11,534,452        10,238,111         7,923,418
Other expenses:
 Salaries and employee benefits(Note 14)                 15,729,918        13,595,998        11,049,837
 Net occupancy and equipment expense (Notes 5 and 9)      5,074,615         4,308,398         3,748,469
 Amortization of intangible assets                          331,638           390,013           329,138
 Merchandising expense                                    2,923,013         2,472,070         2,020,049
 Data processing expense                                  1,994,927         1,789,013         1,533,115
 FDIC assessment                                          2,216,412         1,943,119         1,545,651
 Other                                                    6,767,122         6,740,951         5,513,416
                                                      ---------------------------------------------------
                                                         35,037,645        31,239,562        25,739,675
                                                      ---------------------------------------------------
Income before income taxes                               20,626,702        18,339,098        11,952,465
Income taxes (Note 8)                                     5,437,576         4,940,997         2,664,614
                                                      ---------------------------------------------------
Net income                                              $15,189,126       $13,398,101       $ 9,287,851
                                                      ===================================================

See accompanying notes.

                                                         TCBankshares, Inc.

                                          Consolidated Statements of Shareholders' Equity

                                                                         Capital Surplus
                                                                     -----------------------
                                    Preferred Stock      Common     Common      Preferred     Retained
                                ------------------------
                                  Series A    Series B    Stock      Stock        Stock       Earnings       Total
                                --------------------------------------------------------------------------------------
Balance at January 1, 1991        $53,060     $95,000    $106,587  $9,181,762   $12,004,940 $32,904,651  $54,346,000
 Net income                             -           -           -           -             -   9,287,851    9,287,851
 Cash dividends:
  Preferred stock, Series A             -           -           -           -             -    (212,240)    (212,240)
  Preferred stock, Series B             -           -           -           -             -    (807,500)    (807,500)
  Common stock                          -           -           -           -             -    (255,000)    (255,000)
                                --------------------------------------------------------------------------------------
Balance at December 31, 1991       53,060      95,000     106,587   9,181,762    12,004,940  40,917,762   62,359,111
 Net income                             -           -           -           -             -  13,398,101   13,398,101
 Cash dividends:
  Preferred stock, Series A             -           -           -           -             -    (212,240)    (212,240)
  Preferred stock, Series B             -           -           -           -             -    (807,500)    (807,500)
  Common stock                          -           -           -           -             -    (255,404)    (255,404)
                                --------------------------------------------------------------------------------------
Balance at December 31, 1992       53,060      95,000     106,587   9,181,762    12,004,940  53,040,719   74,482,068
 Net income                             -           -           -           -             -  15,189,126   15,189,126
 Cash dividends:
  Preferred stock, Series A             -           -           -           -             -    (212,240)    (212,240)
  Preferred stock, Series B             -           -           -           -             -    (807,500)    (807,500)
  Common stock                          -           -           -           -             -    (255,404)    (255,404)
                                --------------------------------------------------------------------------------------
Balance at December 31, 1993      $53,060     $95,000    $106,587  $9,181,762   $12,004,940 $66,954,701  $88,396,050
                                ======================================================================================

See accompanying notes.

                                                         TCBankshares, Inc.

                                               Consolidated Statements of Cash Flows


                                                                              Year ended December 31
                                                                  1993                   1992                1991
                                                           ------------------------------------------------------------
Operating activities
Net income                                                   $  15,189,126          $  13,398,101       $   9,287,851
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Provision for loan losses                                      1,224,309              2,085,784           2,150,834
  Provision for depreciation and losses on other
   real estate                                                     174,174                205,376             407,898
  Depreciation and amortization                                  2,484,515              2,272,770           1,560,763
  Amortization of intangible assets                                331,638                390,013             329,138
  Amortization of investment security premiums, net
   of accretion of discounts                                     1,330,419                944,884             368,731
  Deferred income tax benefit                                     (365,100)              (387,650)           (294,709)
  Gain  on sale of loans                                          (880,546)              (318,858)           (118,057)
  (Gain) loss on sales of other real estate                          8,282               (129,001)           (309,809)
  (Gain) loss on disposal of premises and equipment                (27,737)               325,717             (97,420)
  First mortgage loans held for resale:
   Proceeds collected on loans sold                             87,684,358             41,754,326          25,109,464
   Loans made to customers                                     (92,033,789)           (45,039,094)        (25,083,725)
  Realized investment security gains                            (1,379,402)            (2,633,851)           (567,551)
  (Increase) decrease in accrued interest receivable,
   deferred taxes, and other assets                              1,371,973             (1,781,846)            324,968
  Increase (decrease) in accrued interest payable and
   other liabilities                                               369,351             (5,198,918)            969,150
                                                           ------------------------------------------------------------
Net cash provided by operating activities                       15,481,571              5,887,753          14,037,526

Investing activities
Net increase in loans                                          (93,831,937)           (51,745,980)         (6,139,674)
Purchases of premises and equipment                             (8,242,515)            (4,349,200)         (4,067,987)
Proceeds from sales of premises and equipment                      226,797                901,057             133,916
Purchases of investment securities                            (240,031,967)          (402,172,272)       (281,295,752)
Proceeds from maturities of investment securities and
 principal payments on mortgage-backed securities              202,578,198            145,804,117         105,223,082
Proceeds from sales of investment securities                     4,779,402            105,529,913         107,786,441
Net (increase) decrease in interest bearing deposits
 with other banks                                                3,465,738             17,217,051         (6,652,689)
Proceeds from sales of other real estate                           610,536              2,281,929           2,021,367
                                                           ------------------------------------------------------------
Net cash used in investing activities                         (130,445,748)          (186,533,385)        (82,991,296)

                                                                                                            (continued)


                                                         TCBankshares, Inc.

                                         Consolidated Statements of Cash Flows (continued)


                                                                              Year ended December 31
                                                                  1993                   1992                1991
                                                           ------------------------------------------------------------

Financing activities
Net increase in deposits                                     $ 104,798,319          $ 201,563,407       $  42,816,204
Net increase (decrease) in short-term borrowings                11,216,380             (1,639,196)         10,264,469
Cash dividends paid                                             (1,275,144)            (1,073,269)         (1,274,740)
Principal payments on notes payable                               (745,500)            (2,980,000)         (1,275,000)
Proceeds from notes payable                                              -              2,545,000                   -
Principal payment on capital note                                  (17,500)               (17,500)            (17,500)
                                                           ------------------------------------------------------------
Net cash provided by financing activities                      113,976,555            198,398,442          50,513,433
                                                           ------------------------------------------------------------
Increase (decrease) in cash and cash equivalents                  (987,622)            17,752,810         (18,440,337)
Cash and cash equivalents at beginning of year                  46,227,264             28,474,454          46,914,791
                                                           ------------------------------------------------------------
Cash and cash equivalents at end of year                     $  45,239,642          $  46,227,264       $  28,474,454
                                                           ============================================================

See accompanying notes.

                    TCBankshares, Inc.

         Notes to Consolidated Financial Statements

                    December 31, 1993

1. Accounting Policies

Consolidation

The consolidated financial statements include the accounts of TCBankshares, Inc. and its six majority-owned banking subsidiaries (the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

Investment Securities

Investment securities are stated at cost adjusted for amortization of premiums and accretion of discounts. The adjusted cost of the specific security sold is used to compute gain or loss on the sale of investment securities.

Management determines the appropriate classification of investment securities at the time of purchase. Management has the intent and the Company has the ability to hold investment securities to maturity or on a long-term basis. As such, these securities are carried at amortized historical costs. If securities are acquired with the intent of holding for an indefinite period or for sale prior to maturity, the securities would be carried at the lower of cost or market. (See "Future Application of Accounting Standards" later in Note 1.)

Revenue Recognition

Interest on loans is accrued and credited to operations generally based upon the principal amount outstanding. Interest on loans is not accrued when amounts are considered doubtful of collection. If the ultimate collectibility of principal is in doubt, any payment received on a loan, on which the accrual of interest has been suspended, is applied to reduce principal to the extent necessary to eliminate such doubt. When interest accruals are discontinued, interest credited to income on the loan in the current year is reversed, and interest accrued in the prior year is charged to the allowance for loan losses.

Allowance for Loan Losses

The allowance for loan losses is maintained at a level management believes is adequate to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of potential losses in the loan portfolio considering current economic conditions, past loan loss experience, volume, growth and composition of the loan portfolio, nonperforming loans, and other relevant factors. The allowance is increased by provisions for loan losses charged against income and reduced by charge-offs, net of recoveries.

                    TCBankshares, Inc.

1. Accounting Policies (continued)

Premises and Equipment

The Company's premises and equipment are stated at cost, less accumulated depreciation and amortization. The provision for depreciation and amortization is computed generally by the straight-line method based upon the estimated useful lives of the assets. The carrying amount of assets sold, retired or disposed of and the related accumulated depreciation and amortization are eliminated from the accounts and the resulting gain or loss is recorded in operating results.

First Mortgage Real Estate Loans Held for Resale

First mortgage real estate loans held for resale ($10,741,693 at December 31, 1993 and $5,511,716 at December 31, 1992) are
classified with real estate mortgage loans in the accompanying consolidated balance sheet and are carried at the lower of cost or fair market value on a net aggregate basis. These loans are generally pre-sold or subject to firm purchase commitments.

Other Real Estate

Other real estate consists of properties acquired through foreclosure proceedings or acceptance of a deed in lieu of foreclosure. These properties are initially recorded at the lower of cost or estimated fair market value based on appraised value at the date acquired or transferred from loans less estimated selling expenses. Losses arising from the acquisition of such property are charged against the allowance for loan losses. Subsequent valuation adjustments, if any, and gains or losses resulting from sales are recorded in operating results.

The Company's state banking subsidiary is required to amortize other real estate over sixty months, in accordance with state banking regulations. The regulators may grant deferrals of this required amortization, if requested by the Company. Net expenses relating to other real estate (included in other expenses) were $101,000, $211,000, and $249,000 during the years ended December 31, 1993, 1992, and 1991, respectively. These amounts include the state regulators mandated amortization expense. Loans aggregating approximately $(184,000), $643,000, and $5,131,000 were transferred to (from) other real estate during 1993, 1992, and 1991, respectively.

                    TCBankshares, Inc.

1. Accounting Policies (continued)

Intangible Assets

Intangible assets consist of the unamortized excess cost of purchased banking subsidiaries and premiums paid for the acquisition of deposits from failed financial institutions. Unamortized costs of purchased subsidiaries in excess of the fair value of underlying net tangible assets acquired are being amortized over 25 years using the straight-line method. Premiums associated with the future earnings potential of acquired deposits are being amortized, using the straight-line method, over the estimated five to ten year life of the deposits. The net costs associated with acquired deposits were $763,000 at December 31, 1993, $856,000 at December 31, 1992 and $81,500 at December 31,
1991.

Income Taxes

The Company and its subsidiaries file consolidated income tax returns. It is the Company's practice to have its subsidiaries pay to or receive from the Company and other affiliates amounts based on the taxable income (or loss) of the subsidiary. Certain items, primarily additions to the allowance for loan losses, are recognized as income or expense in different periods for financial and for income tax reporting purposes. Deferred taxes are provided for such timing differences.

In February 1992, the Financial Accounting Standards Board issued Statement No. 109, "Accounting for Income Taxes." The Company adopted the provisions of the new standard in its consolidated financial statements as of January 1, 1993. As permitted by the Statement, prior year financial statements have not been restated to reflect the change in accounting method. The effect as of January 1, 1993 of adopting Statement 109 increased consolidated net income by approximately $126,000. This amount is included as a reduction of the provision for income taxes in the 1993 consolidated statement of income.

Under Statement 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Prior to the adoption of Statement 109, income tax expense was determined using the deferred method. Deferred tax expense was based on items of income and expense that were reported in different years in the financial statements and tax returns and were measured at the tax rate in effect in the year the difference originated.

                    TCBankshares, Inc.

1. Accounting Policies (continued)

Statement of Cash Flows

Cash equivalents include amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one day periods.

Future Application of Accounting Standards

In May 1993 the Financial Accounting Standards Board ("FASB") issued Statement on Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Statement 115 will be adopted by the Company on January 1, 1994 and requires that investments in debt and equity securities be classified as held to maturity, trading, or available for sale. Investments in debt securities classified as held to maturity are to be reported at amortized cost. Investments in debt and equity securities classified as trading are to be reported at fair value with related unrealized gains and losses included in net income. Investments in debt and equity securities classified as available for sale are to be reported at fair value with related unrealized gains and losses excluded from earnings and reported as a separate component of shareholders' equity. Management plans to classify its municipal securities as investments held to maturity and the majority of the remainder of its investment securities as available for sale. At December 31, 1993, adoption of Statement 115 would have increased shareholders' equity by approximately $5,666,000 and have no impact on the Companys net income for 1993.

Statement of Financial Accounting Standards (SFAS) No. 112, "Employers' Accounting for Postemployment Benefits" requires employers to recognize the obligation to provide postemployment benefits if the obligation is attributable to employees services already rendered, employees' rights to those benefits accumulate or vest, payment of the benefits is probable, and the amount of benefits can be reasonably estimated. The Company will be required to adopt Statement 112 in 1994. The Company's initial assessment is that the adoption of this new standard will not have a material impact on its financial position or results of operations.

Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" requires that impaired loans that are within the scope of the Statement be measured based on the present value of expected future cash flows discounted at the loan's effective rate, or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The Company will be required to adopt Statement 114 in 1995. Management does not believe the adoption of this new standard will have a material impact on the Company's financial position or results of operations.

                    TCBankshares, Inc.

1. Accounting Policies (continued)

Reclassifications

Certain amounts in the 1991 and 1992 consolidated financial statements have been reclassified to conform to the reporting format used for the 1993 consolidated financial statements.

2. Mergers and Acquisitions

On January 30, 1992, the Board of Directors of the Company approved a plan of exchange with Twin City Bank whereby the Company issued common and preferred stock in exchange for 267,395 shares of common stock and all of the preferred stock of Twin City Bank based on an exchange ratio which valued the common stock of the Company at 1.1 times book value per share and which valued Twin City Bank's common stock at 1.09 times book value per share on the date of exchange. As a result, Twin City Bank became a 99%- owned subsidiary of TCBankshares, Inc.

The plan of exchange provided that Twin City Bank's outstanding perpetual, nonvoting, 8.5% cumulative preferred stock be exchanged for shares of perpetual, nonvoting, 8.5% cumulative preferred stock of TCBankshares, Inc., with dividends and terms of preference similar to the Twin City Bank's preferred stock previously held. The plan of exchange was approved by the Federal Reserve Bank of St. Louis and other appropriate regulatory agencies and was accounted for as a pooling-of-interests. Twin City Bank's financial statements are included in the consolidated financial statements for all periods presented.

In March 1992, the Company was the successful bidder on approximately $142 million of deposit accounts, previously held by Home Federal Savings and Loan, in a liquidation sale conducted by the Resolution Trust Corporation. The Company paid a deposit premium of approximately $925,000, which will be amortized over 5 to 10 years. In conjunction with the purchase of the deposit accounts, Twin City Bank paid a $2,500,000 special dividend of which $2,475,880 was paid to the Company to enable the Company to make an initial capital contribution to a newly chartered national bank, The Community Bank of Batesville, Arkansas (Batesville). Batesville was formed to purchase certain assets and assume certain liabilities from the Resolution Trust Corporation in connection with the Company's successful bid to acquire the Batesville Branch of the former Home Federal Savings and Loan.

                    TCBankshares, Inc.

3. Investment Securities

The amortized cost and estimated market value of investment securities at December 31, 1993 are as follows:

                                                                                         1993
                                                            -----------------------------------------------------------
                                                                                 Gross         Gross        Estimated
                                                                 Amortized    Unrealized     Unrealized       Market
                                                                    Cost         Gains         Losses         Values
                                                            -----------------------------------------------------------
United States Treasury securities and
 obligations of United States Government
 agencies and corporations                                    $153,713,471   $ 6,706,738   $   (72,395)  $160,347,814
Obligations of states and political subdivisions                99,496,415     5,367,324      (260,385)   104,603,354
Mortgage-backed securities                                     323,006,834     4,209,144    (2,259,299)   324,956,679
                                                            -----------------------------------------------------------
Total debt securities                                          576,216,720    16,283,206    (2,592,079)   589,907,847
SLMA stock                                                         365,000             -             -        365,000
Federal Reserve Bank stock                                         303,711             -             -        303,711
                                                            -----------------------------------------------------------
Total investment securities                                   $576,885,431   $16,283,206   $(2,592,079)  $590,576,558
                                                            ===========================================================

The amortized cost and estimated market value of investment securities at December 31, 1992 are as follows:

                                                                                        1992
                                                            -----------------------------------------------------------
                                                                                Gross          Gross      Estimated
                                                                 Amortized    Unrealized     Unrealized     Market
                                                                    Cost         Gains         Losses       Values
                                                            -----------------------------------------------------------
United States Treasury securities and obligations of
 United States Government agencies and corporations           $139,862,977   $ 3,529,224   $  (845,618)  $142,546,583
Obligations of states and political subdivisions                80,546,757     3,675,941      (157,626)    84,065,072
Mortgage-backed securities                                     323,184,980     4,865,747      (552,389)   327,498,338
Other debt securities                                                  267             -             -            267
                                                            -----------------------------------------------------------
Total debt securities                                          543,594,981    12,070,912    (1,555,633)   554,110,260
SLMA stock                                                         365,000             -             -        365,000
Federal Reserve Bank stock                                         202,100             -             -        202,100
                                                            -----------------------------------------------------------
Total investment securities                                   $544,162,081   $12,070,912   $(1,555,633)  $554,677,360
                                                            ===========================================================

                    TCBankshares, Inc.

3. Investment Securities (continued)

The amortized cost and estimated market value of investment securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities could differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                     Estimated
                                             Amortized                 Market
                                               Cost                    Value
                                        ----------------------------------------
Due in one year or less                   $ 19,402,216            $ 19,677,137
Due in one year through five years         108,109,310             112,949,554
Due after five years through ten years      57,392,780              60,156,770
Due after ten years                         68,305,580              72,167,707
                                        ----------------------------------------
                                           253,209,886             264,951,168
Mortgage-backed securities                 323,006,834             324,956,679
                                        ----------------------------------------
Total debt securities                      576,216,720             589,907,847
SLMA stock                                     365,000                 365,000
Federal Reserve Bank stock                     303,711                 303,711
                                        ----------------------------------------
Total investment securities               $576,885,431            $590,576,558
                                        ========================================

The Company maintains an allowance for permanent declines in value on obligations of state and political subdivisions and the SLMA preferred stock. The allowance was $90,000 and $2,240,000 at December 31, 1993 and 1992, respectively. During 1992 and 1991, provisions for permanent declines in value of $567,643 and $955,837, respectively, were recorded and included in net securities gains and losses. No such provisions were made in 1993.

Proceeds from sales of investments in debt securities during 1993, 1992 and 1991 were $4,779,402, $105,529,913 and $107,786,441, respectively. Gross gains of $1,382,963, $3,178,678 and $1,640,375 and gross losses of $(3,561), $(544,827) and $(1,072,824) in 1993,
1992 and 1991, respectively, were realized on those sales.

Investment securities with a book value of approximately
$240,235,000 and $223,241,000 were pledged to secure public deposits and for other purposes as required by law, at December
31, 1993 and 1992, respectively.

                    TCBankshares, Inc.

4. Allowance for Loan Losses and Nonperforming Loans

Summarized below are the transactions in the allowance for loan losses:

                                                      1993                   1992                    1991
                                                 -------------------------------------------------------------
Balance at January 1                               $7,134,801            $ 6,236,160             $ 5,038,168
Provision for loan losses                           1,224,309              2,085,784               2,150,834
Allowance for loan losses on loans purchased                -                      -                 228,289
Charge-offs (deduction)                              (812,381)            (1,763,083)             (1,568,680)
Recoveries                                            376,068                575,940                 387,549
                                                 -------------------------------------------------------------
Net charge-offs                                      (436,313)            (1,187,143)             (1,181,131)
                                                 -------------------------------------------------------------
Balance at December 31                             $7,922,797            $ 7,134,801             $ 6,236,160
                                                 =============================================================

The following table presents information concerning the aggregate amount of nonperforming loans:

                                                            1993             1992               1991
                                                       --------------------------------------------------
Nonaccrual loans                                         $2,210,327       $4,810,139         $7,117,974
Accruing loans past due ninety days or
 more as to interest or principal payments                2,444,667          626,881          1,160,913
Interest income that would have been
 recorded under original terms for nonaccrual loans         180,134          445,401            625,430
Interest income recorded during the
 period for nonaccrual loans                                 61,954           78,688            266,806

Interest is not accrued on loans when principal or interest is in default for 90 days or more unless the loans are well secured and in the process of collection. The Company's state banking subsidiary is required by state bank regulations to place on nonaccrual status loans 105 days or more past due. There were no significant commitments to lend additional funds to borrowers included in the nonperforming loan categories.

                    TCBankshares, Inc.

5. Premises and Equipment

A summary of premises and equipment is as follows:

                                                                  1993                    1992
                                                           ----------------------------------------
Land and land improvements                                   $  2,867,676            $  2,499,296
Buildings and building improvements                            18,171,774              15,923,501
Leasehold improvements                                          4,830,727               2,534,156
Furniture, fixtures and equipment                              11,844,234               9,162,434
Construction in progress                                        1,352,787               1,089,149
Less accumulated depreciation and amortization                (12,594,440)            (10,382,834)
                                                           ----------------------------------------
                                                             $ 26,472,758            $ 20,825,702
                                                           ========================================

Depreciation and amortization of bank premises and equipment was $2,159,403, $1,832,593, and $1,411,276 in 1993, 1992, and 1991,
respectively.

6. Deposits

The following summarizes information on deposits as of December 31:

                                                                 1993                    1992
                                                         ------------------------------------------
Demand, noninterest bearing                                $  118,641,794            $106,841,560
Demand, interest bearing:
 NOW accounts                                                 171,886,904             162,279,947
 Money market accounts                                         99,803,557              90,129,469
Savings                                                        65,920,899              53,937,162
Certificates of deposit                                       629,222,210             567,488,907
                                                         ------------------------------------------
                                                           $1,085,475,364            $980,677,045
                                                         ==========================================
Certificates of deposit of $100,000 or more                $  179,646,000            $157,156,141
                                                         ==========================================

                    TCBankshares, Inc.

7. Notes Payable and Capital Notes

Notes payable consists of the following:

                                                                 1993                    1992
                                                            -------------------------------------
Note payable at prime (6% at December 31, 1993),
 payable $185,000 plus interest quarterly through
 November 1, 1994; collateralized by the common
 stock of subsidiary banks owned by the Company               $5,205,000              $5,760,000
Amortizing revolving line of credit at LIBOR
 plus 2.25% (5.5625% at December 31, 1993),
 payable $63,625 plus interest quarterly through
 November 1, 1995; collateralized by the common
 stock of subsidiary banks owned by the Company                2,289,500               2,480,000
                                                            --------------------------------------
                                                              $7,494,500              $8,240,000
                                                            ======================================

Maturities of long-term debt are $5,459,500 in 1994 and $2,035,000 in 1995.

The loan agreements for both notes include, among other things, provisions relative to additional borrowings, maintenance of capital, and restrictions on the payment of cash dividends, which are no more restrictive than those required by the bank regulators (see Note 12). The amortizing revolving line of credit increased to $8 million effective January 1, 1993 making $5,710,500 available to the Company at December 31, 1993.

Capital Notes are unsecured obligations which bear interest at 9.5% and are payable serially through June 30, 1995. Principal payments are $17,500 in 1994 with the remaining balance of $140,000 payable in 1995.

 8. Income Taxes

Effective January 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method as required by FASB Statement No. 109 (See Note
1). Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting



                    TCBankshares, Inc.

   Notes to Consolidated Financial Statements (continued)

8. Income Taxes (continued)

purposes and the amounts used for income tax purposes. The significant components of the Companys deferred tax liabilities and assets as of December 31, 1993 are as follows:

Deferred tax liabilities:
 Purchase accounting-basis differences            $  596,576
 Prepaid assets                                      278,668
 Prepaid pension                                     278,930
 Other                                                10,577
                                                --------------
Total deferred tax liabilities                     1,164,751

Deferred tax assets:
 Loan loss reserve                                 2,574,318
 Other real estate owned                             479,655
 Other                                               523,040
                                                --------------
Total deferred tax assets                          3,577,013
                                                --------------
Net deferred tax assets                           $2,412,262
                                                ==============

The income tax provision (benefit) consists of the following:

                                             Liability
                                              Method                          Deferred Method
                                               1993                    1992                    1991
                                          --------------------------------------------------------------
Current:
 Federal                                    $5,329,915              $4,854,262              $2,785,443
 State                                         472,761                 474,385                 173,880
                                          --------------------------------------------------------------
Total current provision                      5,802,676               5,328,647               2,959,323

Deferred:
 Federal                                      (329,227)               (314,805)               (227,940)
 State                                         (35,873)                (72,845)                (66,769)
                                          --------------------------------------------------------------
Total deferred benefit                        (365,100)               (387,650)               (294,709)
                                          --------------------------------------------------------------
Provision for income taxes                  $5,437,576              $4,940,997              $2,664,614
                                          ==============================================================

                    TCBankshares, Inc.

8. Income Taxes (continued)

The sources of timing differences resulting in deferred income taxes and the approximate income tax effect of each under the deferred method of accounting for income taxes are as follows:


                                                             Deferred Method
                                                --------------------------------------
                                                      1992                    1991
                                                --------------------------------------
Deferred compensation                              $ 425,192               $  40,670
Depreciation                                        (252,415)                  8,564
Provision for possible loan losses                  (324,709)               (361,640)
Net employee benefit accruals                         16,962                  76,552
Discounts on investment securities                  (144,394)                    (89)
Other                                               (108,286)                (58,766)
                                                --------------------------------------
                                                   $(387,650)              $(294,709)
                                                ======================================

The reasons for the difference between the effective income tax rates and the statutory Federal income tax rate are as follows:

                                1993                   1992                    1991
                             ---------------------------------------------------------
Federal income tax rate         35.0%                  34.0%                   34.0%
Nontaxable interest income      (9.5)                  (9.1)                  (13.6)
Other, net                        .9                    2.0                     1.9
                             ---------------------------------------------------------
Effective income tax rate       26.4%                  26.9%                   22.3%
                             =========================================================

The provision for income taxes includes income taxes applicable to investment securities gains of $541,139 in 1993, $1,008,502 in 1992, and $210,696 in 1991.

The Company made income tax payments of approximately $5,208,000, $4,474,000, and $1,921,000 during 1993, 1992, and 1991, respectively.

9. Commitments

At December 31, 1993 future minimum payments under noncancelable operating leases for branch or office locations with initial or remaining terms of one year or more are $978,551, $954,941, $904,859, $707,990, and $398,276 for l994 through 1998, respectively, and $1,454,661 thereafter. Net rental expense for all operating leases amounted to $1,031,538 in 1993, $735,780 in 1992 and $652,577 in 1991. The lease

                    TCBankshares, Inc.

9. Commitments (continued)

agreements contain options to renew at various dates for periods ranging from five to twenty-one years. Eight of the locations, with future minimum lease payments totaling approximately
$2,537,000, are leased from officers and/or directors of the Company.

At December 31, 1993, future minimum payments due under noncancelable data processing agreements are approximately
$1,392,000, $1,479,000, $1,553,000, $1,630,000, and $1,712,000
for 1994 through 1998, respectively. Additional amounts may be due based on the number of transactions processed by the servicer and annual payments may increase by up to 5% based on the Consumer Price Index.

In the normal course of business there are various commitments outstanding, such as guarantees and commitments to extend credit, including standby letters of credit to assure performance or to support debt obligations, and loans sold subject to repurchase agreements, which are not reflected in the accompanying consolidated financial statements. These arrangements have credit risk essentially the same as that involved in extending loans to customers.

The Company's exposure to credit loss in the event of nonperformance by the other party to financial instruments for commitments to extend credit, standby letters of credit, and loans sold subject to repurchase agreements is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.
Financial instruments whose contract amounts represent credit risk were as follows:

                                                               December 31
                                                      1993                   1992
                                                --------------------------------------
Commitments to extend credit                      $89,714,114            $66,278,842
Standby letters of credit                           5,064,195              3,204,951
Loans sold subject to repurchase agreement         21,721,000             15,201,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customers credit-worthiness on a case-by-case basis. The

                    TCBankshares, Inc.

9. Commitments (continued)

amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the counter-party. Collateral held varies but may include real estate, accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements and similar transactions.

In 1993, the Company sold approximately $30,000,000 of loans to third parties subject to repurchase agreements. These agreements generally require the Company to repurchase loans that do not meet the standards of the related sale agreements or that become 90 days delinquent within a stated period of time (90 to 365 days) after being sold to the permanent investor. At December 31, 1993, the Company did not hold any loans which it had been required to repurchase.

10. Concentration of Credit Risk

Most of the Company's lending activity is with customers located within the state of Arkansas. The loan portfolio is diversified with no industry comprising greater than 10% of total loans. The Company's subsidiary banks require collateral on most loans and generally maintain loan to value ratios of no greater than 80%.

11. Transactions with Related Parties

The Company's bank subsidiaries have had, and expect to have in the future, banking transactions in the ordinary course of business with officers and directors of the Company and its subsidiaries. Such transactions have been on similar terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others, and have involved no more than normal risk or other potential unfavorable aspects. Loans made to such borrowers (including companies in which they are principal owners) amounted to approximately $15,171,000 at December 31, 1993 and $18,455,000 at
December 31, 1992.

12. Dividend Restrictions

The Company has five national bank subsidiaries and one state bank subsidiary. National and state banking regulations place certain restrictions on the ability of banks to pay dividends without regulatory approvals. The approval of the Comptroller of the Currency is required for national banks to pay dividends in excess of earnings retained in the

                    TCBankshares, Inc.

12. Dividend Restrictions (continued)

current year plus retained net profits for the preceding two years. State-chartered banks may pay dividends up to 50% of current year net income without obtaining regulatory approval.

13. Supplemental Cash Flow Information

The Company paid $33,458,989, $36,825,378, and $43,561,498 in interest on deposits and other borrowings during 1993, 1992, and 1991, respectively.

14. Pension Plan

The Company provides a defined benefit pension plan which covers substantially all employees of the Company meeting certain age and length of service requirements. The benefits are based on years of service and the employee's average compensation during the last five years of employment. The Company's funding policy is to contribute annually the maximum that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.

The following table sets forth the plan's funded status:

                                                                                     December 31
                                                                         1993            1992            1991
                                                                   -------------------------------------------------
Actuarial present value of benefit obligations:
 Accumulated benefit obligation, including vested
  benefits of $3,912,867 in 1993, $3,715,016
  in 1992, and $3,325,998 in 1991                                    $(4,336,497)     $(4,447,529)    $(4,077,148)
                                                                   =================================================

Projected benefit obligation for service rendered to date            $(5,974,079)     $(5,728,043)    $(4,447,384)
Plan assets at fair value, primarily listed stocks and U.S.
 bonds                                                                 5,140,385        4,521,834       4,099,032
                                                                   -------------------------------------------------
Projected benefit obligation in excess of plan assets                   (833,694)      (1,206,209)       (348,352)
Unrecognized net loss                                                  1,542,079          379,745         215,882
Unrecognized net asset at January 1                                      (51,841)         (57,601)        (63,361)
Unrecognized prior service cost                                         (364,493)         897,121         134,592
                                                                   -------------------------------------------------
Prepaid (accrued) pension cost                                       $   292,051      $    13,056     $   (61,239)
                                                                   =================================================

                    TCBankshares, Inc.

14. Pension Plan (continued)

Net pension cost included the following components:

                                                                                   Year ended December 31
                                                                           1993             1992            1991
                                                                      ----------------------------------------------
Service cost--benefits earned during the year                           $ 326,636        $ 308,531       $ 278,025
Interest cost on projected benefit obligations                            450,652          426,139         357,076
Actual return on plan assets                                             (277,771)        (165,314)       (532,130)
Net amortization and deferral                                            (173,255)        (173,494)        149,104
                                                                      ----------------------------------------------
Net periodic pension cost                                               $ 326,262        $ 395,862       $ 252,075
                                                                      ==============================================

Assumptions used in determining net periodic pension cost for the defined benefit plan were:

                                                                       Year ended December 31
                                                             1993              1992              1991
                                                          ----------------------------------------------
Weighted-average discount rate                               7.50%             8.25%             8.25%
Annual compensation increases                                5.00              5.00              5.00
Expected long-term rate of return on plan assets            10.00             10.00             10.00

In 1993, the Company approved a defined contribution 401(k) plan which covers all eligible employees who attain the age of eighteen and are employed by the Company. The Company's policy is to match employee contributions up to three percent of each participant's annual compensation. Plan contribution expense for the year ended December 31, 1993 was approximately $138,000.

15. Restrictions on Cash and Due from Banks

The Company is required to maintain reserve balances with the Federal Reserve Bank. The average amount of those reserve balances was approximately $10,764,000 in 1993 and $9,443,500 in 1992.

16. Fair Values of Financial Instruments

FASB Statement No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using

                    TCBankshares, Inc.

16. Fair Values of Financial Instruments (continued)

present value, discounted cash flows, or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value to the Company.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

    Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and short-term instruments approximate the fair values of these assets.

    Investment securities (including mortgage-backed securities): Fair values of investment securities are primarily based on quoted market prices (see Note 3).

    Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values approximate carrying amounts. The fair values for construction and mortgage real estate, installment and commercial, financial and agricultural loans, with fixed rates, are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

    The carrying amount and estimated fair value of loans net of the allowance for loan losses consisted of the following:

                                                  Carrying             Estimated Fair
                                                   Amount                  Value
                                               ---------------------------------------
    December 31, 1993                            $554,074,813           $553,575,000
    December 31, 1992                             456,052,990            458,414,000

    Deposit liabilities: The fair values for demand deposits (e.g., interest and noninterest checking, passbook savings, and certain types of money market accounts), are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts for variable-rate, fixed term money market

                    TCBankshares, Inc.

16. Fair Values of Financial Instruments (continued)

    accounts approximate their fair values at the reporting date. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered to a schedule of aggregated expected monthly maturities of certificates of deposit.

    For deposits with no defined maturities, fair value is the amount payable on demand. The carrying amounts reported in the balance sheet for demand deposits, money market and passbook savings accounts approximate their fair values. The carrying amount and estimated fair value of certificates of deposit consisted of the following:

                                       Carrying            Estimated Fair
                                        Amount                 Value
                                   ---------------------------------------
    December 31, 1993                $629,222,210           $630,984,000
    December 31, 1992                 567,488,907            568,723,000

    Short-term borrowings: The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings approximate their fair values.

    Off-balance sheet financial instruments: The Company has two types of off-balance sheet financial instruments--commitments to extend credit and standby letters of credit. These types of credit are made at market rates; therefore, there would be no market risk associated with these credits which would create a significant fair value liability for the Company.

                                                         TCBankshares, Inc.

                                                    Consolidated Balance Sheets

                                                                             SEPTEMBER 30
                                                                    1994                      1993
                                                            ---------------------------------------------
                                                                              (Unaudited)
ASSETS
Cash and due from banks                                       $   47,173,534               $ 33,644,359
Federal funds sold                                                         -                  1,975,000
                                                            ---------------------------------------------
Total cash and cash equivalents                                   47,173,534                 35,619,359

Interest bearing deposits with other banks                           299,919                  3,290,960

Investment securities held to maturity--at
  amortized cost (estimated market value):
  1994--$265,405,540; 1993--$590,576,558)                        269,965,563                559,066,471

Investment securities available for sale (net of
  unrealized market depreciation of $15,631,643)                 334,523,427                          -

Loans, net of unearned income                                    659,049,901                536,149,080
Allowance for loan losses                                         (8,203,448)                (8,022,586)
                                                            ---------------------------------------------
Net loans                                                        650,846,453                528,126,494

Premises and equipment, net                                       27,660,565                 24,768,720

Deferred tax asset                                                 7,922,635                  2,255,863

Other assets                                                      19,855,628                 19,492,443





                                                            ---------------------------------------------
Total assets                                                  $1,358,247,724             $1,172,620,310
                                                            =============================================

                                                                             SEPTEMBER 30
                                                                    1994                      1993
                                                            ---------------------------------------------
                                                                              (Unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits                                  $  126,902,971             $  126,337,538
Interest bearing deposits                                      1,022,461,844                910,655,557
                                                            ---------------------------------------------
Total deposits                                                 1,149,364,815              1,036,993,095

Federal funds purchased and securities sold under
  agreements to repurchase                                        53,005,126                 32,107,265
Other borrowings                                                  50,771,192                          -
Notes payable                                                      6,748,625                  7,743,125
Other liabilities                                                  8,918,015                 10,868,963
                                                            ---------------------------------------------
Total liabilities                                              1,268,807,773              1,087,712,448

Shareholders' equity:
  Preferred stock, Series A, noncumulative,
    non-voting, $10 par value; liquidation value--
    $500 per share:
      Authorized shares--5,500;
      Issued and outstanding shares--5,306                            53,060                     53,060
  Preferred stock, Series B, 8.5%, cumulative,
    nonvoting, $10 par value; liquidation value--
    $1,000 per share:
      Authorized shares--9,500;
      Issued and outstanding shares--9,500                            95,000                     95,000
  Common stock, $50 par value:
    Authorized shares--5,500
    Issued and outstanding shares--2,131.74                          106,587                    106,587
  Capital surplus:
    Common stock                                                   9,181,762                  9,181,762
    Preferred stock                                               12,004,940                 12,004,940
  Retained earnings                                               77,644,889                 63,466,513
  Reserve for unrealized depreciation on
    investment securities available for sale                      (9,646,287)                         -
                                                            ---------------------------------------------
Total shareholders' equity                                        89,439,951                 84,907,862
                                                            ---------------------------------------------
Total liabilities and shareholders' equity                    $1,358,247,724             $1,172,620,310
                                                            =============================================

                                                         TCBankshares, Inc.

                                                 Consolidated Statements of Income
                                                                          NINE MONTHS ENDED
                                                                             SEPTEMBER 30
                                                                    1994                      1993
                                                            ---------------------------------------------
                                                                              (Unaudited)
Interest income:
  Loans, including fees                                       $35,595,861                $30,332,755
  Investment securities:
    Taxable                                                    23,049,499                 23,465,999
    Tax-exempt                                                  4,600,622                  4,269,610
  Other                                                           256,240                    333,123
                                                            ---------------------------------------------
Total interest income                                          63,502,222                 58,401,487
Interest expense:
  Deposits                                                     26,044,230                 23,946,245
  Other                                                         1,979,336                  1,078,592
                                                            ---------------------------------------------
Total interest expense                                         28,023,566                 25,024,837
                                                            ---------------------------------------------
Net interest income                                            35,478,656                 33,376,650
Provision for loan losses                                         456,245                  1,025,168
                                                            ---------------------------------------------
Net interest income after provision for loan losses            35,022,411                 32,351,482
Other income:
  Service charges on deposit accounts                           4,475,633                  3,989,990
  Investment securities gains, net                              1,347,886                  1,379,944
  Trust fees                                                      683,749                    565,114
  Gain on sale of loans                                           310,519                    453,294
  Other                                                         2,900,187                  1,933,015
                                                            ---------------------------------------------
                                                                9,717,974                  8,321,357
Other expenses:
  Salaries and employee benefits                               13,302,825                 11,359,662
  Net occupancy and equipment expense                           4,291,884                  3,540,322
  Merchandising expense                                         2,119,651                  1,999,831
  FDIC assessment                                               1,818,749                  1,649,951
  Other                                                         6,961,986                  6,540,433
                                                            ---------------------------------------------
                                                               28,495,095                 25,090,199
                                                            ---------------------------------------------
Income before income taxes                                     16,245,290                 15,582,640
Income taxes                                                    4,534,489                  4,136,639
                                                            ---------------------------------------------
Net income                                                    $11,710,801                $11,446,001
                                                            =============================================

                                                         TCBankshares, Inc.

                                               Consolidated Statements of Cash Flows
                                                                          NINE MONTHS ENDED
                                                                             SEPTEMBER 30
                                                                    1994                      1993
                                                            ---------------------------------------------
                                                                              (Unaudited)
OPERATING ACTIVITIES
Net income                                                    $  11,710,801              $  11,446,001
Adjustments to reconcile net income to net cash provided
 by operating activities:
  Provision for loan losses                                         456,245                  1,025,168
  Provision for depreciation and losses on other real estate         94,428                    151,431
  Depreciation and amortization                                   2,157,217                  1,830,679
  Amortization of intangible assets                                 209,175                    202,925
  Amortization of investment security premiums, net of
   accretion of discounts                                          (377,382)                 1,018,600
  Gain on sale of loans                                            (310,519)                  (453,294)
  (Gain) loss on sales of other real estate                        (455,273)                     6,270
  (Gain) loss on disposal of premises and equipment                 (37,400)                   (23,194)
  First mortgage loans held for resale:
   Proceeds collected on loans sold                              48,885,348                 55,724,695
   Loans made to customers                                      (41,144,803)               (59,352,502)
  Realized investment security gains                             (1,347,886)                (1,379,944)
  (Increase) decrease in other assets                            (2,865,725)                   745,195
  Increase in other liabilities                                     501,148                  2,663,949
                                                            ---------------------------------------------
Net cash provided by operating activities                        17,475,374                 13,605,979
INVESTING ACTIVITIES
Net increase in loans                                          (105,108,511)               (68,815,375)
Purchases of premises and equipment                              (3,524,331)                (5,878,471)
Proceeds from sales of premises and equipment                       319,553                    189,847
Purchases of investment securities available for sale          (111,969,957)                         -
Purchases of investment securities held to maturity            (184,737,666)              (157,019,206)
Proceeds from maturing investment securities held to
 maturity                                                        11,934,639                137,696,216
Proceeds from maturing investment securities available
 for sale                                                        90,258,821                          -
Proceeds from sale of investment securities held to
 maturity                                                                 -                  4,779,944
Proceeds from sales of investment securities available
 for sale                                                       153,004,229                          -
Net (increase) decrease in interest bearing deposits with
 other banks                                                        992,605                  1,467,302
Proceeds from sales of other real estate                          2,893,785                    607,178
                                                            ---------------------------------------------
Net cash used in investing activities                          (145,936,833)               (86,972,565)
FINANCING ACTIVITIES
Net increase in deposits                                         63,889,453                 56,316,050
Net increase in short-term borrowings                            17,658,694                  7,977,213
Cash dividends paid                                              (1,020,613)                (1,020,207)
Net increase in other borrowings                                 50,771,192                          -
Principal payments on notes payable                                (745,875)                  (496,875)
Principal payment on capital note                                  (157,500)                   (17,500)
                                                            ---------------------------------------------
Net cash provided by financing activities                       130,395,351                 62,758,681
                                                            ---------------------------------------------
Increase (decrease) in cash and cash equivalents                  1,933,892                (10,607,905)
Cash and cash equivalents at beginning of period                 45,239,642                 46,227,264
                                                            ---------------------------------------------
Cash and cash equivalents at end of period                    $  47,173,534              $  35,619,359
                                                            =============================================

                                                         TCBankshares, Inc.

                                          Consolidated Statements of Shareholders' Equity

                                                                                      CAPITAL SURPLUS
                                                                                 ------------------------
                                                  PREFERRED STOCK       COMMON     COMMON     PREFERRED      RETAINED
                                              ----------------------
                                                SERIES A    SERIES B    STOCK      STOCK        STOCK        EARNINGS    TOTAL
                                              -------------------------------------------------------------------------------------
                                                                                       (Unaudited)
Balance at
 January 1, 1993                                $53,060     $95,000    $106,587  $9,181,762   $12,004,940  $53,040,719  $74,482,068

 Cash dividends:
  Preferred stock,
   Series A                                           -           -           -           -             -     (212,240)    (212,240)

  Preferred stock,
   Series B                                           -           -           -           -             -     (807,500)    (807,500)
  Common stock                                        -           -           -           -             -     (255,404)    (255,404)
                                              --------------------------------------------------------------------------------------
Balance at
 December 31, 1993                               53,060      95,000     106,587   9,181,762    12,004,940   66,954,701   88,396,050
  Net income                                          -           -           -           -             -   11,710,801   11,710,801
  Depreciation on
   investments
   available-for-sale                                 -           -           -           -             -   (9,646,287)  (9,646,287)
  Cash dividends:
   Preferred stock,
    Series A                                          -           -           -           -             -     (159,180)    (159,180)
   Preferred stock,
    Series B                                          -           -           -           -             -     (605,625)    (605,625)
   Common stock                                       -           -           -           -             -     (255,808)    (255,808)
                                              --------------------------------------------------------------------------------------
Balance at
 September 30, 1994                             $53,060     $95,000    $106,587  $9,181,762   $12,004,940  $67,998,602  $89,439,951
                                              ======================================================================================

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS.

(a) Financial Statements -- The following historical financial statements of TCB have been filed pursuant to "Item 5 --
     Other Events" of the report:

     Independent Auditor's Report
     Consolidated Balance Sheets as of December 31, 1993 and 1992 Consolidated Statements of Income for the Years Ended
          December 31, 1993, 1992 and 1991
     Consolidated Statements of Stockholders' Equity for the
          Years Ended December 31, 1993, 1992 and 1991
     Consolidated Statements of Cash Flows for the Years Ended
          December 31, 1993, 1992 and 1991
     Notes to Consolidated Financial Statements--December 31, 1993 Consolidated Balance Sheets as of September 30, 1994 and
               1993 (Unaudited)
     Consolidated Statements of Income for the Nine Months Ended September 30, 1994 and 1993 (Unaudited)
     Consolidated Statements of Cash Flows for the Nine Months
          Ended September 30, 1994 and 1993 (Unaudited) Consolidated Statements of Stockholders' Equity for the
          Nine Months Ended September 30, 1994 and 1993
          (Unaudited)

(b)  Not Applicable.

(c) Exhibits -- The following exhibits are filed with this report:

      2.1   Agreement and Plan of Reorganization, dated December
            2, 1994, by and between MBI and TCB.

      2.2 Support Agreement, dated December 2, 1994, by and between MBI and Frank Lyon, Jr.

      2.3 Support Agreement, dated December 2, 1994, by and between MBI and T. Renaud.

     20     Press Release, dated December 5, 1994, by MBI.

     23.1 Consent of Ernst & Young LLP with regard to the use of its report on TCB's financial statements.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned heretofore duly authorized.

                           MERCANTILE BANCORPORATION INC.



Dated: December 21, 1994   By:/s/Michael T. Normile
                              -----------------------------------
                              Michael T. Normile
                              Senior Vice President and Treasurer

                          EXHIBIT INDEX


Exhibit No.                Description
- -----------                -----------

    2.1       Agreement and Plan of Reorganization,
              dated December 2, 1994, by and between
              MBI and TCB.

    2.2       Support Agreement, dated December 2,
              1994, by and between MBI and Frank Lyon, Jr.

    2.3       Support Agreement, dated December 2,
              1994, by and between MBI and T. Renaud.

   20         Press Release, dated December 5, 1994,
              by MBI.

   23.1 Consent of Ernst & Young LLP with regard to the use of its report on TCB's financial statements.